                                                          REVISED MANAGEMENT FEE

EXHIBIT 10.131

                              AMENDED AND RESTATED
                              MANAGEMENT AGREEMENT

        THIS AMENDED AND RESTATED MANAGEMENT AGREEMENT (the "Agreement") is entered into as of this 7th day of December, 2000, by and between FRIENDSHIP COMMUNITY MENTAL HEALTH CENTER ("CMHC"), and OPTIMUMCARE(R) CORPORATION ("Manager"), a Delaware Corporation.

                                    RECITALS

    A. CMHC operates a Community Mental Health Center in Phoenix, Arizona, including a Partial Hospitalization Program (the "Out-Patient Program") for the treatment of psychiatric disorders, and

    B. Manager is in the business of providing management services for the treatment of patients with psychiatric disorders; and

    C. Pursuant to the Agreement dated June, 97 between CMHC and Manager (the "Original Agreement"), Manager agreed to provide certain services, including but not limited to Out-Patient Program management and direction, and CMHC agreed to provide appropriate program and office space for the use of the Out-Patient Program during the term of the Agreement; and

    D. The parties desire to amend and restate the Original Agreement to clarify and revise certain provisions as set forth herein.

        THEREFORE, for and in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:



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                                    AGREEMENT

1. DEFINITIONS

    (a) "Confidential Information" of the Manager shall mean all documents and other materials provided by Manager not available through sources in the public domain. Manager's documents and other materials may include, but are not limited to, memoranda, manuals, handbooks, production books and audio and visual recordings, which contain information relating to the Out-Patient Program (including written materials distributed to Out-Patient Program patients or for promotion of the Out-Patient Program); and all models, techniques, formulations and procedures used to provide psychiatric services to Program patients.

    (b) "Employee Benefits" shall include, by way of illustration and not limitation, the employer's contribution under the Federal Insurance Contributions Act, unemployment compensation and related insurance, payroll and other employment taxes, pension and retirement plan contributions, worker's compensation and related insurance, group life, health, disability and accident insurance, severance and other benefits.

    (c) A "Patient Day" shall be deemed to exist with each out-patient visit to the Out-Patient Program. An outpatient visit is defined as a patient attending at least three (3) therapy sessions a day.

    (d) "Out-Patient Program" shall mean the out-patient partial hospitalization psychiatric program managed by Manager at CMHC.

2. TERM

Subject to the termination provisions set forth in Section 12, the Agreement shall have a term



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of ten years commencing on the day first written above.

3. COVENANTS OF CMHC

CMHC will:

    (a) Have and maintain throughout the term of this Agreement ultimate control and authority for the operation and administration of the Out-Patient Program.

    (b) Furnish necessary and identified program space as per Exhibit A and rent said space to the Manager for the duration of this Agreement as described in Addendum 1. CMHC will cooperate with Manager in providing appropriate program space for a potential capacity of at least forty
         (40) chairs.

    (c) Provide support activities including: (i) maintenance of or installation of carpet and decorating of patient treatment areas as needed; (ii) furniture, (iii) clerical support and (iv) all telephone expenses at CMHC. (For illustration see Addendum 2)

    (d) CMHC has in effect a schedule of fees and patient charges for the administrative and technical component of all services rendered by the Out-Patient Program. Said fees and charges may be modified by HCFA based upon subsequent Cost Report reviews. CMHC shall give notice of such modifications to Manager. CMHC shall bill all patients and third party payors for CMHC's fees and charges with reference to services provided by the Out-Patient Program in accordance with such schedule. CMHC shall provide record keeping services in accordance with state and federal laws and regulations, and furnish Manager with all information necessary for Manager to bill the Management Fee described in Section 8.

    (e) Staff the Out-Patient Program with a qualified Administrator, Assistant Administrator,



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         and Unit Secretary and be solely liable to those personnel for their wages, compensation and employee benefits. Such personnel shall comply with the Out-Patient Program policies and procedures as mutually agreed upon in writing by CMHC and Manager. CMHC shall not, without Manager's prior written consent (which shall not be unreasonably withheld), deviate, change or otherwise decrease the agreed staffing.

    (f) Maintain the CMHC's license from the Arizona Department of Health Services and pay all related fees associated with the license.

    (g) Provide Manager's employees and contracted personnel with copies of all relevant CMHC Policies and Procedures, as amended from time to time.

    (h) Indemnify, save harmless, and defend Manager from all claims and liability and expenses (including reasonable attorney's fees) arising solely from the negligence of or breach of this Agreement by CMHC or its employees or contracted personnel.

    (i) Maintain professional and comprehensive general liability insurance for itself and its employees and contracted personnel in an amount not less than $5,000,000 per occurrence or claim and whenever reasonably requested provide Manager with a certification from the insurer stating that such insurance is in effect and which also states that Manager will be given at least ten (10) days advance written notice of any cancellation, non-renewal, or changes in policy limits, deductibles, or co-insurance. Any deductible or co-insurance or aggregate limits shall be subject to Manager's approval, which shall not be unreasonably withheld. Manager agrees that $100,000 is an acceptable deductible or co-insurance. If a liability insurance policy is procured pursuant to this Section 3(i) on a "claims made," rather than on an "occurrence" basis, then such policy shall include an



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         option to purchase a "tail" or an extended reporting period, which option shall be exercisable upon termination or cancellation of said policy or upon any material modification of said policy that has the effect of causing the coverage of said policy to fail, in any respect, to meet the requirements of this Section 3(i), regardless of whether such termination, cancellation or modification shall occur during the term hereof or thereafter. The tail or extended reporting period shall provide coverage meeting all of the requirements set forth in this
         Section 3(i), for a period of at least seven (7) years after termination, cancellation or modification of the underlying policy. Such policy shall provide that the carrier shall give CMHC or Manager thirty (30) calendar days advance written notice of the date upon which the option may be exercised regardless of whether such date shall occur during the term hereof or thereafter and shall specifically provide that Manager shall be permitted to exercise the option upon the failure of CMHC to do so. Upon such notice, CMHC shall take steps, including the payment of money, necessary to exercise such option, and if CMHC shall fail to effectively exercise such option, then the Manager may do so, and CMHC shall fully and immediately reimburse Manager, within ten
         (10) calendar days notice thereof by Manager, for all monies expended by Manager in connection therewith.

4. COVENANTS OF MANAGER

Manager shall be responsible for providing the following at its sole cost and expense: (For illustration see Exhibits and Addendums).

    (a) Rent facility as described on Exhibit A from CMHC for the duration of this agreement.

    (b) Pay for all supplies and materials necessary for operating the Out-Patient Program.



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    (c)  Pay for dietary services for all patients in the Out-Patient Program.

    (d)  Provide for Out-Patient Program management and direction.

    (e) Provide for Out-Patient Program marketing including a liaison to promote community awareness concerning the care and treatment of the Out-Patient Program's patients.

    (f) Provide housekeeping services for the Out-Patient Program's patients and Manager's administrative offices located at the CMHC.

    (g) Provide the following personnel, in such number as deemed appropriate in the sole discretion of Manager to appropriately staff the Out-Patient Program:

        (i)     A full-time Out-Patient Program Director;

        (ii)    Personnel trained in the provision of social services;

        (iii)   Personnel trained in the provision of psychological services;

        (iv) Personnel trained to conduct therapy, activities, and other services, in such number as deemed appropriate in the sole discretion of Manager;

        (v)     Personnel trained to provide registered nursing services;

        (vi) Professional counseling staff as needed to provide for the professional counseling of Out-Patient Program patients and to adequately supervise and operate the Out-Patient Program.

                All such personnel shall be subject to CMHC approval and CMHC shall be deemed to have accepted such personnel unless it informs Manager otherwise in writing within five (5) business days of receipt of all such required information. Such personnel shall not be deemed employees or contracted personnel or borrowed servants of CMHC. Manager shall have full responsibility for their wages,



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                compensation and employee benefits and acts or omissions.

    (h) Provide to CMHC an accounting of Manager's expenses in operating the Out-Patient Program.

    (i) Provide Out-Patient Program orientation and training for all appropriate personnel.

    (j) Indemnify, save harmless, and defend CMHC from all claims and liability and expenses (including reasonable attorney's fees) (1) arising solely from the negligence of or breach of this Agreement by Manager or its employees or contracted personnel or (2) arising out of CMHC negligence if the sole basis for any such negligence consists of entering into this Agreement with Manager, failing to properly supervise, monitor, or oversee Manager or its employees or agents, or failing to properly review or act upon its review of the qualifications of Manager or its employees or contracted personnel.

    (k) Consult, manage and support the Out-Patient Program personnel's efforts to provide quality psychiatric treatment while maintaining prudent control of patient length of stay.

    (l) Maintain professional and comprehensive general liability insurance for itself and its employees and contracted personnel in an amount not less than $5,000,000 per occurrence or claim and whenever reasonably requested provide CMHC with a certificate from the insurer stating that such insurance is in effect and which also states that CMHC will be given at least ten (10) days advance written notice of any cancellation, non-renewal, changes in policy limits, deductible, or co-insurance or aggregate limits. Any deductible or co-insurance or aggregate limits shall be subject to CMHC's approval, which shall not be unreasonably withheld. CMHC agrees that $100,000 is an acceptance deductible or co-insurance. Manager shall use reasonable efforts to maintain "tail" coverage if



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         necessary for any terminated "claims made" policy so as to apply to any of its acts or omissions which occur during the term of this Agreement until the expiration of any applicable statute of limitation but not to exceed seven (7) years. Manager shall use reasonable efforts to have CMHC named as an additional insured on Manager's insurance with respect to any claim or liability arising solely out of any act of omission by Manager, its employees, or contracted personnel.

    (m) Until the expiration of five (5) years after the furnishing of such services to be provided under this Agreement, Manager shall make available, upon written request, to the Secretary of Health and Human Services or upon request to the Comptroller General of the United States of America, or their duly authorized representatives, this Agreement and books, documents and records which are necessary to certify the nature and extent of reimbursable costs under the Medicare laws.

    (n) Comply with all applicable laws (including but not limited to 42 U.S.C. 1395 (nn) (b) or any similar law or regulation), regulations, CMHC policies and procedures, Program policies and procedures and any applicable standards of care.

    (o) Use reasonable efforts to resolve any issues regarding acceptability of Out-Patient Program personnel to CMHC personnel and to Out-Patient Program patients that may arise with respect to any of Manager's employees or contracted personnel.

    (p) Provide monthly written reports to CMHC regarding all significant aspects of the operation of the Out-Patient Program.

    (q)  Commit no act or omission that adversely affects the CMHC license.

    (r) Admit patients to the Out-Patient Program (including but not limited to Medicare and



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         Medicaid patients) only if the admission is ordered by a physician on the Out-Patient Program staff with admitting privileges.

    (s) Provide appropriate utilization review and quality assessment services for all Out-Patient Program patients, such utilization review responsibilities to include filing and pursuing clinical appeals with the CMHC's fiscal intermediary, Blue Cross & Blue Shield of Phoenix, Arizona.

5. ADVANCEMENT OF FUNDS BY MANAGER

        Upon the written request of CMHC, Manager agrees to advance funds necessary to cover(1) the wage, compensation and employee benefits expense of the Administrator, Assistant Administrator, and Unit Secretary and (2) such other expenses of CMHC as approved by the Manager in its sole discretion. Any amounts advanced to CMHC pursuant to this provision shall be subject to repayment, with interest from the date thereof at the rate of 8.0% per annum, from CMHC's collection of Out-Patient Program accounts receivable in the month immediately following the advance; provided, however, that if CMHC does not have funds sufficient to cover its repayment obligation, including interest, in the month immediately following the advance, such repayment obligation shall be due and owing in full in each subsequent month until repaid.

6. REPRESENTATION AND WARRANTS OF CMHC

        CMHC hereby represents to Manager as follows:

    (a) CMHC is a corporation duly organized and validly existing in good standing under the laws of the State of Arizona with the power and authority to carry on the business in which it is engaged and to perform its obligations under this Agreement.



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    (b)  The execution of this Agreement and the performance of the obligations of the CMHC hereunder will not result in any breach of any of the terms, conditions or provisions of any agreement or other instrument to which CMHC is a party or by which it may be bound or affected, or any governmental license, franchise, permit or other authorization possessed by the CMHC, nor will such execution and performance violate any Federal, State or local law, rule or regulation.

    (c) There is no litigation, administrative proceeding or investigation pending or threatened against CMHC (nor is the CMHC subject to any judgment, order, decree or regulation of any court or other governmental administrative agency) which would materially adversely affect the performance of CMHC's obligations hereunder.

    (d) No Certificate of Need is required by CMHC from any state regulatory agency for the operation of the Out-Patient Program.

7. REPRESENTATIONS OF MANAGER

Manager hereby represents to CMHC as follows:

    (a) Manager is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with the power and authority to carry on the business in which it is engaged and to perform its obligations under this Agreement.

    (b) The execution of this Agreement and the performance of the obligations of the Manager hereunder will not result in any breach of any of the terms, conditions or provisions of any agreement or other instrument to which the Manager is a party or by which it may be bound or affected, or any governmental license, franchise, permit or other authorization possessed by the Manager, nor will such execution and performance violate any Federal,



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         State or local law, rule or regulation.

    (c) There is no litigation, administrative proceeding or investigation pending or threatened against Manager (nor is Manager subject to any judgement, order, decree or regulation of any court or other governmental administrative agency) which would materially adversely affect the performance of Manager's obligations hereunder.

8. MANAGEMENT FEE

        As compensation for the services provided by Manager pursuant to this Agreement, CMHC shall pay to Manager a Management Fee equal to NINETY THOUSAND DOLLARS ($90,000) per month during the first six months that this Agreement is in effect. Thereafter, CMHC shall pay to Manager a Management Fee equal to ONE HUNDRED AND SIXTY THOUSAND DOLLARS ($160,000) per month. The parties agree that the Management Fee represents fair market value for the service provided. The parties further agree that the Management Fee shall be subject to adjustment annually, in Manager's sole discretion, based on changes in the Consumer Price Index (the "CPI").

9. MEALS AND TRANSPORTATION

        CMHC and Manager agree that the Management Fee does not include meals and transportation services provided to patients of the Out-Patient Program. Manager agrees to provide such meals and transportation services, at its sole expense, where necessary to comply with State Certification Requirements.



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10. CONFIDENTIAL AND PROPRIETARY INFORMATION

    (a) CMHC agrees and acknowledges that Confidential Information is disclosed to it in confidence with the understanding that it constitutes business information developed by Manager. CMHC further agrees that it shall not use such Confidential Information for any purpose other than in connection with the Out-Patient Program. CMHC further agrees not to disclose such Confidential Information to any third party except as required by law or regulation or in order to serve the purposes of the Out-Patient Program or as permitted by written authorization of Manager.

    (b) Manager hereby grants to CMHC for the term of this Agreement, a non-exclusive license to use the registered service marks of Manager when identifying the Out-Patient Program. These service marks are the exclusive property of Manager. Manager reserves the right to restrict the use of the service marks in any manner in which Manager believes in its reasonable discretion to be detrimental to Manager or the value of the service marks. CMHC acknowledges Manager's exclusive right, title and interest in the service marks and agrees that it will not at any time do or cause to be done any act or thing, directly or indirectly, contesting or in any way impairing or tending to impair Manager's exclusive right, title or interest in the service marks and the goodwill symbolized thereby.

    (c) Manager agrees not to disclose Confidential Information pertaining to the CMHC business or Out-Patient Program patients except as required by law or regulation or as permitted by written authorization of CMHC or the respective patient, as the case may be.

    (d) CMHC hereby grants to Manager for the term of this Agreement a non-exclusive license to use the registered service marks of CMHC when identifying the Out-Patient Program.



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         These service marks are to remain the exclusive property of CMHC when identifying the Out-Patient Program. CMHC reserves the right to restrict the use of the service marks in any manner in which CMHC believes in its reasonable discretion to be detrimental to CMHC or the value of the service marks. Manager acknowledges CMHC's exclusive right, title and interest in the service marks and agrees that it will not at any time do or cause to be done any act or thing, directly or indirectly, contesting or in any way impairing or tending to impair CMHC's exclusive right, title or interest in the service marks and the goodwill symbolized thereby.

11. RECRUITMENT OF EMPLOYEES AND AGENTS

    (a) CMHC acknowledges that Manager has expended and will continue to expend substantial time, effort, and money to train its employees and contracted personnel in the operation of the Out-Patient Program. The employees and contracted personnel of Manager who will operate the Out-Patient Program at the CMHC will have access to and possess Confidential Information of Manager. CMHC, therefore, agrees that for the earlier of two (2) years after the cessation of the employment or agency relationship between the Manager and the employee or agent or two (2) years after termination of this Agreement, it will not knowingly (and it will not induce any of its affiliates to) employ or solicit the employment of, or in any way retain the services of any employee, former employee, or contracted personnel or former agent of Manager if such individual has been employed or retained by Manager in the Out-Patient Program unless Manager gives CMHC prior written consent thereto or unless this Agreement is terminated by CMHC pursuant to
         Section 12 of this Agreement.



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    (b)  Manager agrees that during the same respective period of time, it will not knowingly (and it will not induce any of its affiliates to) employ or solicit the employment of or in any way retain the services of any employee, former employee, or contracted personnel or former agent of CMHC without CMHC's prior written consent.

12. TERMINATION

    (a) Manager may terminate this Agreement upon the occurrence of any of the following:

        (1) By written notice to CMHC, if CMHC should have a bankruptcy, reorganization or similar action filed by or against it, become insolvent, or go into liquidation for any purpose.

        (2) In the event CMHC fails to comply with the terms of this Agreement in any material respect, including substantial completion of all refurbishing in the identified Program space, Manager shall, in writing, notify CMHC of the nature of the breach, and CMHC shall have thirty (30) days to cure such breach or the Agreement will thereupon be terminated upon written notice to CMHC.

        (3) By written notice to CMHC if CMHC fails to maintain any license granted to it by a regulatory agency without which the Out-Patient Program would be materially and adversely affected.

        (4) By written notice to CMHC if CMHC fails to maintain professional and general liability insurance in the minimum amount of $5,000,000.

    (b) CMHC may terminate this Agreement upon the occurrence of any of the following:

        (1) By written notice to Manager if Manager should have a bankruptcy, reorganization or similar action filed by or against it, become insolvent, or go into liquidation for



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                any purpose.

        (2) In the event Manager fails to comply with the terms of this Agreement in any material respect, CMHC shall, in writing, notify Manager of the nature of the breach, and Manager shall have thirty (30) days to cure such breach or the Agreement will thereupon be terminated upon written notice to Manager.

        (3) By written notice to Manager if Manager fails to provide professional and general liability insurance in the minimum amount of $5,000,000.

13. ARBITRATION AND ATTORNEY'S FEES

    (a) Compulsory Arbitration: Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association, and judgement on the award rendered may be entered in any court having jurisdiction. However, this shall not apply with respect to any claim for indemnity for bodily injury or death.

    (b) Attorneys' Fees: If any legal action (including arbitration) is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs awarded against the other party in addition to any other relief to which that party may be entitled.

14. MISCELLANEOUS

    (a) Governing Law: The validity of this Agreement and of any of its terms or provisions, the interpretation of the rights and duties of the parties hereunder, and the construction of the terms or provisions hereof shall be governed in accordance with the laws of the State of California.



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    (b)  Force Majeure: If either of the parties hereto is delayed or prevented from fulfilling any of its obligations under this Agreement by force majeure, said party shall not be liable for said delay or failure. "Force Majeure" means any cause beyond the reasonable control of a party, including but not limited to an act of God, act or omission of civil military authorities, fire, strike, flood, riot, war, delay of transportation, or inability due to the aforementioned causes to obtain necessary labor, materials, or facilities.

    (c) Severability: If any part of this Agreement is held to be void or unenforceable, such part will be treated as severable, leaving valid the remainder of this Agreement notwithstanding the part found void or unenforceable.

    (d) Waiver: A waiver by either party of a breach or failure to perform shall not constitute a waiver of any provision hereof or of any other breach or failure whether or not similar. There shall be no waiver unless in writing signed by the party against whom the waiver is sought to be enforced.

    (e) Binding Effect: This Agreement shall be binding on the successors, and assigns of the respective parties, provided, however, neither party may assign or otherwise transfer this Agreement or delegate obligations hereunder without the other's written consent.

    (f) Complete Agreement: This Agreement constitutes the complete understanding of the parties and supersedes all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, and no other agreement, representation, statement, or promise relating to the subject matter of this Agreement which is not contained herein shall be valid or binding. There shall be no amendment unless in writing signed by both parties.



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    (g)  No Agency or Partnership: The relationship between Manager and CMHC is that of independent contractors and nothing in the Agreement shall be deemed to create an agency, joint venture, partnership or similar relationship between the parties hereto. Neither party shall have the right to bid for the other or enter into any contract or commitment in the name of, or on behalf of the other.

    (h) Notice: All notices hereunder shall be in writing, delivered personally or by U.S. Certified or Registered postal mails, postage prepaid, return receipt requested to the addresses listed below, and shall be deemed given when delivered personally or upon the earlier of actual receipt or five (5) days after deposit in the U.S. Mail, with proper postage affixed. Each party may change his address by written notice to the other.

           CMHC's Address:      Friendship Community Mental Health Center
                                730 East Highland
                                Phoenix, AZ 85014

           Manager's Address:   OptimumCare Corporation
                                30011 Ivy Glenn Drive, Suite 219
                                Laguna Niguel, CA 92677-5018

    (i) UCC1 and Security Agreement: CMHC agrees to allow Manager, at Manager's expense, to file a UCC1 payment promise against the CMHC's Out-Patient Program accounts receivables referred to in this Agreement. CMHC further agrees to enter into a Security Agreement, granting Manager an on-going security interest in CMHC's Out-Patient Program accounts receivables referred to in this Agreement.



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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day first written above.


OPTIMUMCARE CORPORATION                FRIENDSHIP COMMUNITY
                                       MENTAL HEALTH CENTER


----------------------------------     -----------------------------------------
By:   Edward A. Johnson                By:   Robert M. Babcock
Its:  Chief Executive Officer          Its:  Chief Executive Officer



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                                    EXHIBIT A

Approximately 7844 Sq. Ft. of office space in commercial building located at 730 East Highland, Phoenix, AZ 85014.



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                                   ADDENDUM 1

        Manager will rent from CMHC the program space described in Exhibit A for the duration of this agreement. Said rent shall be paid monthly from the effective date of this agreement. Payment will be made to the building owner or as requested by CMHC.



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                                   ADDENDUM 2

ILLUSTRATION

    1.   CMHC pays for the following:

         A.   Telephone
         B.   Office Supplies
         C.   Postage
         D.   Clerical Support
         E.   Furniture
         F.   Copy Machine/Fax
         G.   Two Computers
         H.   Billing Services
         I.   Stationary
         J.   Admin. Business Cards
         K.   Accounting Fees
         L.   Annual Audit
         M.   Preparation of Cost Reports
         N.   General Liability Insurance
         O.   Educational Costs for Admin. Employees

    2. Manager pays for following expenses as Manager deems necessary or appropriate for program management.

         A.   Yellow Page Advertising
         B.   Therapy Supplies
         C.   Housekeeping Services
         D.   Clinical Business Cards
         E.   Printing of Brochures
         F.   Beverages - Soft Drinks and Coffee
         G.   Meals for Clients
         H.   Nursing Supplies
         I.   Transcription Services
         J.   Toilet Paper, Paper Towels and Kleenexes
         K.   Salaries and Benefits of all Clinical Staff
         L.   All costs associated with transporting patients



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EXHIBIT 10.131b

                                 PROMISSORY NOTE

        THIS PROMISSORY NOTE is made this 7TH DAY OF DECEMBER, 2000, in the amount of _____________ DOLLARS ($1,100,000.00).

        For value received, the undersigned Friendship Community Mental Health Center, Inc. ("Maker") promises to pay to the order of OptimumCare Corporation ("Payee") ____________ Dollars ($1,100,000.00), in lawful money of the United States of America, being due and payable at OptimumCare Corporation, 30011 Ivy Glenn Drive Suite 219, Laguna Niguel, CA 92677, or elsewhere as Payee may direct, with interest from the date hereof, at the rate of 8.0 % per annum, until paid. Maker shall pay said principal and interest in monthly installments equal to the amount of Maker's monthly collections of psychiatric outpatient accounts receivables until the amount due and owing on this Promissory Note is paid in full.

1. This Note shall be in default:

        (a) If any amount due hereunder is not paid within ten (10) days after receipt by Maker of notice of delinquency which notice may be sent five (5) days after the end of each month and shall be deemed received when delivered to MAKER AT 730 EAST HIGHLAND, PHOENIX, ARIZONA 85014 (or such other address of which the undersigned shall give notice in writing) by prepaid registered mail or by courier. SUCH DELIVERY MAY BE EVIDENCED BY A RECEIPT SIGNED BY THE MAKER AT THE ABOVE ADDRESS; OR

        (b) If on more than three (3) occasions during the term of this instrument, payments of principal and interest shall not have been made on the due date thereof, provided notice with respect to such delinquency shall be given in the manner as noted above.

        THIS NOTE SHALL NOT BE IN DEFAULT IF:

        (a) IF ANY PAYMENT OF PRINCIPAL OR INTEREST HAS NOT BEEN MADE ON THE DUE DATE THEREOF, AND THE REASON IS DUE TO NONPAYMENT OF CLAIMS BY THE INTERMEDIARY. IF MAKER SUBSEQUENTLY RECEIVES PAYMENT FROM THE INTERMEDIARY FOR THE NONPAID CLAIMS, MAKER WILL IMMEDIATELY ISSUE PAYMENT TO PAYEE, AND THIS NOTE SHALL NOT BE IN DEFAULT.

2. If this Note shall be in default by virtue of either of the instances set out above, the Payee or holder hereof may, without further notice or demand, accelerate the payment schedule of principal and interest then due hereunder and the same shall immediately be and become due and payable, and Maker shall thereupon be liable for all costs and attorneys fees for collection and foreclosure herein or elsewhere provided.

3. In the event of default as provided hereunder, the acceptance by Payee of a partial payment or of part of the amount then due under this instrument shall not be deemed a waiver of such default, and even though accepting such payment or such portion of an amount in arrears, Payee, at Payee's option, accelerate the balance of amounts due hereunder and be entitled to immediate payment thereof.

4. ANY CONTROVERSY, DISPUTE OR CLAIM ARISING OUT OF OR RELATING TO THIS INSTRUMENT, OR THE BREACH OR ALLEGED BREACH THEREOF, SHALL BE SETTLED BY BINDING ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT ON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION.

5. Except as expressly provided herein, Maker waives demand, presentment, protest, notice of protest, suit, and all other requirements necessary to hold it liable, and agrees that the time of payment may be extended at the option of the Payee for such period of time as it sees fit, without notice to Maker.

6. The singular use of pronouns, nouns and verbs herein includes the plural use whenever the number of parties so dictates. The masculine gender of pronouns includes the feminine and neuter.

7. If any provision of this instrument shall, for any reason, be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this instrument shall be construed as if such invalid or unenforceable provision had never been contained herein.

8. Any sum paid hereunder when paid shall first be applied to the cost of collecting or attempting to collect this instrument, if such sum is collected after the engagement by Payee of an attorney to collect same, then the remainder thereof shall be applied to the principal balance.

9. Maker reserves the right to prepay all or greater amounts of any part of this indebtedness, at any time and from time to time, without penalty.

10. THIS INSTRUMENT SHALL BE BINDING ON THE SUCCESSORS AND ASSIGNS OF THE RESPECTIVE PARTIES, PROVIDED HOWEVER THAT NEITHER PARTY MAY ASSIGN OR OTHERWISE TRANSFER THIS INSTRUMENT OR DELEGATE OBLIGATIONS HEREUNDER WITHOUT THE OTHER'S WRITTEN CONSENT.

11. By affixing his signature hereto, the undersigned hereby acknowledges receipt of a copy of this instrument and of all instruments executed in connection with this transaction.

12. THIS INSTRUMENT CONSTITUTES THE COMPLETE UNDERSTANDING OF THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HERETO, AND NO OTHER INSTRUMENT, AGREEMENT, REPRESENTATION, STATEMENT, OR PROMISE RELATING TO THE SUBJECT MATTER OF THIS INSTRUMENT WHICH IS NOT CONTAINED HEREIN SHALL BE VALID OR BINDING. THERE SHALL BE NO AMENDMENT HEREOF UNLESS SUCH AMENDMENT IS IN WRITING AND IS SIGNED BY BOTH PARTIES.

        IN WITNESS WHEREOF the Maker has hereunto set its hand and seal the day and year first stated above.



                                       By:                               12/7/00
-----------------------------              ------------------------------
Edward A. Johnson                          Robert Babcock
Chief Executive Officer                    Chief Executive Officer


                                                                         12-7-00
                                           ------------------------------
                                           Heidi L. Paterson
                                           President

EXHIBIT 10.131c

                               SECURITY AGREEMENT

        This SECURITY AGREEMENT is made and entered into December 7, 2000 by and between FRIENDSHIP COMMUNITY MENTAL HEALTH CENTER, INC., an Arizona corporation ("Borrower") and OPTIMUMCARE (R) CORPORATION, a Delaware corporation ("Lender").

        WHEREAS, Lender has provided services pursuant to that certain Agreement dated July 1, 1997 between Lender and Borrower (the "Management Agreement"); and

        WHEREAS, Borrower owes Lender a Management Fee for services rendered under the Management Agreement;

        WHEREAS, Borrower desires to pay Lender all amounts due and owing and grant Lender a security interest in accounts receivables, and Lender desires to collect such payment and not pursue collection of amounts past due under the Management Agreement;

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. GRANT OF SECURITY INTEREST. Borrower hereby grants, transfers and assigns to Lender, to the extent permitted by law, a continuing security interest in all of Borrower's accounts specific to the partial hospitalization program operated by Borrower and managed by Lender, together with the proceeds and products thereof, however evidenced, now owned or hereafter acquired by whatsoever means (all of which are hereinafter called "Collateral"), to secure the payment of all indebtedness of Borrower to Lender on any note and the liability of Borrower to Lender under this Security Agreement and any other liability of Borrower to Lender, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, howsoever created or evidenced (all of which liabilities are hereinafter called "Obligations") including, without limitation, Borrower's obligations to Lender the Management Fee under the Management Agreement dated July 1, 1997 between Lender and Borrower, and that certain Promissory Note (the "Note") dated December 7, 2000, between Lender and Borrower.

2. BORROWER'S REPRESENTATIONS. Borrower hereby represents, covenants, warrants and agrees as follows:

        2.1. to perform and pay the Obligations, including interest, in accordance with the terms of the documents evidencing the Obligations;

        2.2. that as to any Collateral and subject to the provisions of this Security Agreement: (a) Borrower is the sole and unrestricted owner of said Collateral; (b) there are not now and will not be any set-offs or counterclaims of any nature against said Collateral; (c) except for the security interest of Lender herein, there are no other security interests or liens outstanding against said Collateral; (d) Borrower is fully authorized and empowered to grant a security interest in said Collateral; and (e) all information now or hereafter provided to Lender on any schedule or certificate in regard to any Collateral is and shall at all times be true and correct;

        2.3. to deliver to Lender at such intervals and in such form as Lender shall hereafter require a schedule of all its Collateral. Said schedule or schedules shall contain the names and addresses of the parties obligated on the Collateral and the amount due and owing;

        2.4. to provide Lender with any information it reasonably requests in regard to said Collateral and to allow Lender at reasonable time or times to inspect its books and records in regard to said Collateral and, within twenty (20) calendar days of a request, to provide copies thereof to Lender and to allow Lender, upon reasonable cause, to verify the existence of said Collateral with the parties obligated thereon;

        2.5. to mark its records by stamp or other means to show the security interest of Lender therein;

        2.6. at its own expense, to maintain and keep the Collateral free and clear from all claims for liens and other claims;

        2.7. on request by Lender to execute and deliver to Lender such financing statements and other documents and to do such other things as Lender may, from time to time, request to maintain a valid security interest in said Collateral to secure the payment of all Obligations; and

        2.8. to pay all reasonable and necessary expenses, including reasonable attorneys' fees and legal expenses, incurred by Lender in collecting the proceeds thereof.

3. COLLECTION AND SEGREGATION OF COLLATERAL. Until such time as Lender shall notify Borrower to the contrary, Borrower shall, at its own expense, endeavor to collect as and when due all amounts upon the Collateral and take such action with respect to such collection as Borrower may deem advisable. At any time after the occurrence of an event of default, after notification to Borrower, Lender may notify any party obligated on any of the Collateral to make payment to Lender of any amounts due or to become due thereunder, or, upon request of Borrower, at its own expense, Borrower will notify any and all parties obligated on the Collateral to make payment to Lender of any amounts due or to become due thereunder. Except as Lender may otherwise consent in writing, after the occurrence of and during the continuance of an event of default, to the extent permitted by law, Borrower will segregate all items received in payment or otherwise as proceeds of any of Collateral from the other funds of Borrower and upon request by Lender will forthwith remit to Lender all cash, checks, drafts, chattel paper or other instruments which are received by Borrower in payment or as proceeds of Collateral and deposit all proceeds or items which are in payment of or the proceeds of said Collateral in a deposit account of Borrower in a bank designated by Lender, from which Borrower shall have no right to withdraw except upon consent of Lender. With respect to any Collateral due or to become due to Borrower pursuant to programs established under Title XVIII of the Social Security Act (42 U.S.C. Section 1395-1395ccc) or under Title XIX of the Social Security Act (42 U.S.C. Section 1396-1396(s)), as such Acts and the programs thereunder may be amended from time to time, Borrower agrees to establish separate lockbox and depository accounts with Borrower's depository bank for the benefit of Lender, subject to 42 U.S.C. Section 1395g(c). Specifically, with respect to such Medicare, Medicaid and CHAMPUS claims, Borrower will: (a) establish and maintain in the name of and on behalf of Borrower, at Lender's expense, a lock box account ("lock box") with a depository institution satisfactory to Lender into which all collections in respect to Medicare, Medicaid and CHAMPUS receivables shall be deposited, and (b) deliver to such depository institution instructions directing the institution to remit collections in the lock box account to the Lender within one business day of receipt.

4. DEFAULT. In the event of the occurrence of any one of the following (each being an "event of default"), Borrower shall be in default hereunder:

        4.1. failure of Borrower to make any payment to Lender when due, including any installment on any Obligation;

        4.2. breach of any warranty, covenant or agreement contained herein which breach continues unremedied for thirty (30) days after Borrower is given notice thereof by Lender;

        4.3. bankruptcy, insolvency, however expressed or indicated of Borrower, or Borrower's inability to pay debts as they mature; and

        4.4. breach of any warranty, covenant or agreement contained in the Management Agreement or the Note.

5. REMEDIES. At any time after the occurrence of and during the continuance of an event of default, Lender shall have all the remedies of a secured party under the Uniform Commercial Code of Arizona, including, without limitation thereto the following: (1) Lender shall have the right to notify all parties obligated under the Collateral to make any payments due or to become due on said Collateral directly to Lender or to whomever Lender may designate; (2) Lender shall be appointed agent and attorney for Borrower and authorized to collect said payments and to compromise and settle any set-offs and counterclaims asserted against said Collateral; and (3) upon request, Borrower shall deliver to Lender all of its books and records relating in any way to Collateral and shall assist Lender in locating the parties obligated on the said Collateral. Lender will give Borrower at least five (5) days' written notice of any intended disposition of the Collateral. All proceeds received from the Collateral or from the disposition of Collateral shall first be applied to the payment of expenses incurred in connection with the collection and disposition of the Collateral (including, without limitation, reasonable attorneys' fees and legal expenses) and the balance of such proceeds may be applied towards the payment of any of the Obligations and in such order of application as Lender may, from time to time, elect.

6. GENERAL. The terms and definitions of the Arizona Uniform Commercial Code are hereby incorporated into this agreement and made a part hereof by reference. No waiver by Lender of any act of default by Borrower shall operate as a waiver of any other default by Borrower. All undertakings, warranties and covenants made by Borrower and all rights, power and authority given to and conferred upon Lender have been made and given jointly and severally and shall be binding upon Borrower's legal representatives and assigns.

        IN WITNESS WHEREOF, the Borrower and the Lender have executed this Security Agreement on the dates set forth below effective as of the 7th day of December, 2000.


BORROWER                               LENDER

FRIENDSHIP COMMUNITY MENTAL            OPTIMUMCARE (R) CORPORATION
HEALTH CENTER, INC.


By:  Robert M. Babcock                 By:  Edward A. Johnson
    ------------------------------         -------------------------------------
     Signature                              Signature

  Robert M. Babcock                       Edward A. Johnson
----------------------------------     -----------------------------------------
Name                                   Name

  Chief Executive Officer                 Chief Executive Officer
----------------------------------     -----------------------------------------
Title                                  Title

     12/7/00                                Dec 7 2000
----------------------------------     -----------------------------------------
Date                                   Date

EXHIBIT 10.131d

                                STATE OF ARIZONA

Approved by The Secretary of     FORM UCC-1  [Space below used by filing office]
State of Arizona, Rev. 10/90



Return copy or recorded original to:        ARIZONA UNIFORM COMMERCIAL CODE
                                            FINANCING STATEMENT - Form UCC-1

                                            This FINANCING STATEMENT is
                                            presented for filing (recording)
                                            pursuant to the Arizona Uniform
                                            Commercial Code.

1. Debtor(s) (last name first and address): 2. Secured Party(ies) and address:
   Friendship Community Mental                 OptimumCare Corporation
     Health Center, Inc.                       30011 Ivy Glenn Drive
   3201 North 16th Street #6                   Suite 219
   Phoenix, AZ 85016                           Laguna Niguel, CA 92677-5018

3. Name and Address of Assignee of          4. [X] If checked, products of
   Secured Party(ies):                         collateral are also covered.

                                            5. This Financing Statement covers
                                            the following types (or items) of
                                            property:

                                            See Exhibit A attached hereto and
                                            made a party hereof.

6. If the collateral is crops,
   the crops are growing or to
   be grown on the following
   described real estate:

7. If the collateral is (a) goods which are or are to become fixtures; (b) timber to be cut; or (c) minerals or the like (including oil and gas), or accounts resulting from the sale thereof at the wellhead or minehead to which the security interest attaches upon extraction, the legal description of the real estate concerned is:

And, this Financing Statement is to be recorded in the office where a mortgage on such real estate would be recorded. If the Debtor does not have an interest of record, the name of a record owner is:

8. This Financing Statement is signed by the Secured Party instead of the debtor to perfect or continue perfection of a security interest in:

[ ]  collateral already subject to   [ ]  collateral as to which the filing
     a security interest in               has lapsed or will lapse.
     jurisdiction when it was
     brought into this state.

[ ]  proceeds of collateral because  [ ]  collateral acquired after a change
     of a change in type or use.          of name, identity, or corporate
                                          structure of the Debtor.


                                        Dated: Dec 7, 2000
                                              ----------------------------------

                                          (Use
Robert M. Babcock  12/7/00              whichever
-------------------------------------      is
SIGNATURE(S) OF DEBTOR(S) OR ASSIGNOR   applicable)   Edward A. Johnson
    Chief Executive Officer                           -------------------------------------
                                                      SIGNATURE OF SECURED PARTY OR ASSIGNEE

EXHIBIT 10.131e

                                    EXHIBIT A
                                       TO
                            UCC-1 FINANCING STATEMENT


Debtor:                                            Secured Party:
------                                             --------------

Friendship Community Mental                        OptimumCare(R) Corporation
Health Center                                      30011 Ivy Glenn Drive
3201 North 16th Street #6                          Suite 219
Phoenix, AZ  85016                                 Laguna Niguel, CA  92677-5018


Collateral:

        Any and all Accounts (as defined in Section 47-9106 of the Arizona Uniform Commercial Code - Secured Transactions) generated by the partial hospitalization program operated by Debtor and managed by Secured Party, together with the proceeds and products thereof, however evidenced, now owned or hereafter acquired by whatsoever means, to secure the payment of all indebtedness of Debtor to Secured Party on any note and on the liability of Debtor to Secured Party under such Security Agreement by and between Debtor and Secured Party, and on any other liability of Debtor to Secured Party, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, howsoever created or evidenced and all rights to receive payments, whether for goods sold or leased by the Debtor, for services rendered by the Debtor or otherwise, whether or not earned by performance, together with all security interests or other security held by or granted to the Debtor to secure such rights to payment, all other rights related thereto including any right of stoppage in transit and all rights in any of such sold or leased goods which are returned or repossessed.

EXHIBIT 10.131f

                              AMENDED AND RESTATED
                       OPTION TO PURCHASE FRIENDSHIP CMHC

        THIS OPTION TO PURCHASE FRIENDSHIP CMHC (the "Option") is entered into as of this 7th day of Dec, 2000, by and among Robert Babcock, in his individual, Heidi Patterson, in her individual capacity, (collectively, the "Shareholders") and OPTIMUMCARE(R) CORPORATION ("OptimumCare"), a Delaware Corporation.

                                    RECITALS

    A. Friendship CMHC (the "CMHC") operates a Community Mental Health Center in Phoenix, Arizona, including a Partial Hospitalization Program (the "Out-Patient Program") for the treatment of psychiatric disorders, and

    B. OptimumCare is in the business of providing management services for the treatment of patients with psychiatric disorders; and

    C. Pursuant to that certain Amended and Restated Management Agreement dated December 7, 2000 (the "Management Agreement") between CMHC and OptimumCare, OptimumCare provides certain services, including but not limited to Out-Patient Program management and direction, and CMHC provides appropriate program and office space for the use of the Out-Patient Program; and

    D. The parties desire to provide for OptimumCare, in its sole discretion, to have the option to purchase all issued and outstanding stock in the CMHC.

        THEREFORE, for and in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:

                                    AGREEMENT

1. OPTION TO PURCHASE. At any time following the initial ninety (90) days of the Management Agreement, OptimumCare, in its sole discretion, may purchase all of the issued and outstanding stock of the CMHC for the price of TEN THOUSAND DOLLARS ($10,000), which the Shareholders agree represents the fair market of the stock. OptimumCare shall provide thirty (30) days written notice to the Shareholders of OptimumCare's intent to exercise its rights under this Option.

2. TERM. The initial term of this Option shall be ten (10) years. Thereafter, this Option shall renew for successive one (1) year terms, unless otherwise terminated by OptimumCare.

3. TERMINATION. This Option shall terminate immediately upon written notice from OptimumCare to the Shareholders.

4. AMENDMENT. In the event that other individuals or entities desire to become shareholders in the CMHC, OptimumCare shall have the right to approve the sale of shares to such individuals or entities. As a condition to purchasing shares in the CMHC, such individuals or entities shall be required to execute an Option with provisions that are substantially similar to those contained herein.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day first written above and effective on the Effective Date.



OPTIMUMCARE CORPORATION

    Edward A. Johnson
----------------------------------
By:       Edward A. Johnson
    ------------------------------
Its:    Chief Executive Officer
     -----------------------------



ROBERT BABCOCK

     Robert M. Babcock
----------------------------------
     Chief Executive Officer



HEIDI PATTERSON

       Heidi Paterson
----------------------------------
         President